SECURED TERM NOTE



$750,000.00                                         July 19, 2002

     FOR VALUE RECEIVED, on or before July 19, 2005 ("Maturity Date"), the undersigned, Temtex Industries, Inc., a Delaware corporation, and Temco Fireplace Products, Inc., a Texas corporation (individually, and collectively, jointly and severally, the "Borrower"), with principal office and mailing address at 5400 LBJ Freeway, Suite 1375, Dallas, Texas 75240, HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of
JAMES E. UPFIELD (together with his successors, assigns, heirs and personal representatives "Lender"), the principal amount of SEVEN HUNDRED AND FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) ("Total Principal Amount"), less any amounts of principal that have been prepaid by Borrower prior to the Maturity Date in accordance with the provisions hereunder, together with interest on the outstanding portion of the Total Principal Amount paid at a fixed rate per annum equal to the lesser of (a) the Maximum Rate (as hereinafter defined) or (b) a rate (the "Contract Rate") equal to six percent (6.0%), calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. The term "Maximum Rate," as used herein, shall mean at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Secured Term Note ("Note"). If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

     (a) interest shall be due and payable monthly as it accrues, commencing on the last day of August 2002 and continuing on the last day of each successive month thereafter during the term of this Note; and

     (b) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

     Upon an Event of Default, including failure to pay upon final maturity, Lender, at its option, may, if permitted under applicable law, do one or both of the following: (a) increase the Contract Rate three (3.00) percentage points and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased Contract Rate).

     Borrower may from time to time prepay all or any portion of the principal of this Note without premium or penalty. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs; provided, however, upon delinquency or other Event of Default, Lender reserves the right to apply payments among principal, interest, collection costs , at its
discretion.   All prepayments shall be applied to the
indebtedness owing hereunder in such order and manner as Lender
may from time to time determine in its sole discretion.   All
payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, to the Lender's account indicated on Exhibit A, or to such other account or in such other manner as the holder of this Note shall designate from time to time in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

     This Note is secured by, inter alia, the collateral security provided for or otherwise described in that certain Security Agreement dated the date hereof by and between Borrower and Lender (the "Security Agreement"). This Note, the Security Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents."
The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

     Borrower agrees that the Total Principal Amount advanced to Borrower shall be used solely for business, commercial, investment, or other similar purposes.

     Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):

     (a) failure of Borrower to pay (i) any installment of principal on this Note when due or (ii) any installment of interest on this Note or on any other indebtedness of Borrower to Lender when due and such failure continues unremedied for three Business Days;

     (b) the occurrence of any event of default specified in any of the other Loan Documents (after giving effect to any applicable grace or cure period set forth therein);

     (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise; or

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

     (d) an event of default or a default shall have occurred under any credit agreement, loan agreement, promissory note or other document or instrument evidencing indebtedness of Borrower and the holder of any such indebtedness shall have declared such indebtedness to be due and payable prior to the scheduled maturity thereof, or shall have instituted collection proceedings with respect thereto;

the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) foreclose all liens securing payment hereof, (iii) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (iv) pursue any combination of the foregoing.

     The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not
(i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

     This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Lender's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

     Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

     BY ACCEPTANCE OF THIS NOTE, LENDER AND EACH HOLDER HEREOF ACKNOWLEDGES AND AGREES THAT THE INDEBTEDNESS EVIDENCED HEREBY, AND THE LIENS AND SECURITY INTERESTS SECURING SAME ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT OF EVEN DATE HEREWITH BETWEEN LENDER AND THE FROST NATIONAL BANK (THE "INTERCREDITOR AGREEMENT") AND THAT RIGHTS AND PRIORITIES HEREOF AND THEREOF, INCLUDING THOSE RELATING TO THE PAYMENT AND PERFORMANCE, ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN SUCH INTERCREDITOR AGREEMENT.

                    [Signature Page Follows]





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

     THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED
AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                              BORROWER:

                              TEMTEX INDUSTRIES, INC.


                              By:_______________________________
                              Name:_____________________________
                              Title:_____________________________


                              BORROWER:

                              TEMCO FIREPLACE PRODUCTS, INC.


                              By:_______________________________
                              Name:_____________________________
                              Title:_____________________________

                            EXHIBIT A

ACCOUNT INFORMATION
-------------------

James E. Upfield
13221 Glad Acres
Dallas, Texas 75234

                            EXHIBIT B

                 MANDATORY PREPAYMENT PROVISIONS


     The Secured Term Note to which this Exhibit B is attached by Temtex Industries, Inc. and Temco Fireplace Products, Inc., as Borrower, payable to the order of James E. Upfield, as Lender, shall be subject to mandatory prepayment of principal in accordance with the following provisions, to the extent permitted pursuant to the Intercreditor Agreement:

     1. Within one hundred twenty (120) days following each of Borrower's fiscal years ending on August 31, 2003 and August 31, 2004, the Borrower shall determine the Prepayment Amount (as defined below), if any, and shall provide to Lender a Prepayment Certificate setting forth in reasonable detail the calculation with respect to each such fiscal year of the Prepayment Amount for that fiscal year or, if there is no Prepayment Amount, a reasonable explanation of the factors supporting the determination that a Prepayment Amount is not being paid.

     2. Any Prepayment Amount reflected as being payable in the Prepayment Certificate shall be paid to Lender at the earlier of the time of delivery of the Prepayment Certificate or the date such Prepayment Certificate is required to be delivered pursuant to Paragraph 1 above.

     3. The Prepayment Amount shall be that amount, if any, for each of Borrowers' fiscal years ending August 31, 2003 and August 31, 2004 which equals 25% of the Company's "Excess Cash Flow" for the applicable fiscal year. Excess Cash Flow shall be that amount derived by subtracting regularly scheduled payments of principal on indebtedness for borrowed monies and "Capital Expenditures" which are not financed for the fiscal year in question, from Borrower's consolidated net earnings before depreciation and amortization for such fiscal year for such fiscal year) as determined in accordance with generally accepted accounting principles, consistently applied. "Capital Expenditures" means expenditures or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions, or additions thereto which have a useful life of more than one year, including the total principal portion of capitalized leased obligations.